Registration Statement No. 333-217200

Filed Pursuant to Rule 433

Dated February 21, 2019

-3x -2x -1x 2x 3x| MicroSectors FANG+ Index | Leveraged & Inverse Exchange Trades Notes
www.microsectors.com
Click Here to Learn More Today about the FANG+ Index Exchange Traded Notes

Important and required information is provided through the hyperlink.

You are now entering the MicroSectorsTM website of Rex Shares.

The website includes information about exchanged traded notes (ETNs) issued by Bank of Montreal. As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Bank of Montreal has filed a registration statement (including a prospectus) with the SEC for the ETN offerings discussed on this website. Before you invest, you should read the prospectus in that registration statement and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you the prospectus (as supplemented by any applicable supplements) if you request it by calling its agent toll-free at 1-877-369-5412.

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Trade Leverage FANG+ Index | MicroSectors FANG+ Index Exchange Trades Notes
www.microsectors.com
Complete List of Daily 3x 2x -1x -2x -3x Exchange Traded Notes | Click Here to Learn More Today! Important and required information is provided through the hyperlink.

You are now entering the MicroSectorsTM website of Rex Shares.

The website includes information about exchanged traded notes (ETNs) issued by Bank of Montreal. As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Bank of Montreal has filed a registration statement (including a prospectus) with the SEC for the ETN offerings discussed on this website. Before you invest, you should read the prospectus in that registration statement and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you the prospectus (as supplemented by any applicable supplements) if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]

FANG Stock Exchange Traded Notes | Bull & Bear Tech ETNs | FNGU & FNGD Trading Now!
www.microsectors.com
Exchange Traded Notes Comprised of 10 Tech Stocks | FANG+ Index
Click Here to Learn More Now! FNGU. FNGD. FNGO. GNAF. FNGZ.

Important and required information is provided through the hyperlink.

You are now entering the MicroSectorsTM website of Rex Shares.

The website includes information about exchanged traded notes (ETNs) issued by Bank of Montreal. As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Bank of Montreal has filed a registration statement (including a prospectus) with the SEC for the ETN offerings discussed on this website. Before you invest, you should read the prospectus in that registration statement and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you the prospectus (as supplemented by any applicable supplements) if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]